EXHIBIT 23.01

                                177
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 7, 1997 (1996 Annual Report on Form 10-K and Supplemental Schedules), included in this Form 10-K, into Rio Hotel & Casino, Inc.'s previously filed registration statements on Form S-8 (File No. 33-38752), Form S-8 (File No. 33-68130), Form S-8 (File No. 33-56860), Form S-3 (File
No.  33-70192), Form S-3 (File No. 33-51092), Form S-3 (File  No.
33-36598) and Form S-3 (File No. 333-869).


                              ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 28, 1997

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